                                                                Exhibit 23(g)(4)
                                                                ----------------



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

     Re:  Western Asset Inflation Indexed Bond Portfolio

Ladies and Gentlemen:

     This is to advise you that LM Institutional Fund Advisors I, Inc. (the "Fund") has established a new series of shares to be known as Western Asset Inflation Indexed Bond Portfolio (the "Portfolio"). In accordance with the Additional Funds provision of Section 12 of the Custodian Contract dated as of December 10, 1990, between the Fund and State Street Bank and Trust Company (the "Contract"), the Fund hereby requests that you act as Custodian of the Portfolio under the terms of the Contract. Attached as Annex I is a complete list as of the date hereof of those Portfolios for which State Street will render services as Custodian under the Contract.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

                                        LM INSTUTIONAL FUND
                                        ADVISORS I, INC.


                                        By:
                                           ----------------------------
                                           Name:  Marie K. Karpinski
                                           Title: Vice President


Agreed to this 28th day of July, 2000


STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------
   Name:
   Title:

Annex I


Western Asset Government Money Market Portfolio
Western Asset Money Market Portfolio
Western Asset Intermediate Portfolio
Western Asset Intermediate Plus Portfolio
Western Asset Core Portfolio
Western Asset Core Plus Portfolio
Western Asset Inflation Indexed Bond Portfolio
Western Asset High Yield Portfolio
Western Asset Non-U.S. Fixed Income Portfolio
Western Asset Global Strategic Income Portfolio
Western Asset Enhanced Equity Portfolio